UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2026

COLUMBUS McKINNON CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-34362	16-0547600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13320 Ballantyne Corporate Place, Suite D	Charlotte	NC	28277
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (716) 689-5400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2026, Columbus McKinnon Corporation (the “Company”), Columbus McKinnon EMEA GmbH (the “German Borrower”) and certain subsidiary guarantors of the Company entered into that certain First Amendment (the “First Amendment”) to its Credit Agreement, dated as of February 3, 2026 (the “Existing Credit Agreement” and the credit facilities thereunder, the “Senior Credit Facilities”), by and among the Company, the German Borrower, certain subsidiary guarantors of the Company, the lenders from time to time thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

Pursuant to the First Amendment, (a) the initial term loans outstanding under the Existing Credit Agreement (the “Term Loan B Facility”) as of the First Amendment Effective Date (as defined in the First Amendment) were refinanced with Tranche B Term Loans (as defined in the First Amendment) in an aggregate principal amount of $1,452.9 million at an applicable interest rate margin that was reduced by 0.50% per annum and (b) the applicable interest rate margin on the existing revolving credit facility under the Existing Credit Agreement (the “Revolving Facility”) was also similarly reduced by 0.50% per annum. The existing term lenders under the Term Loan B Facility were offered the option to participate in the refinancing either through a cashless conversion of their existing term loans into a like principal amount of Tranche B Term Loans or, alternatively, to have their existing term loans prepaid from the proceeds of the Tranche B Term Loans funded by new and existing term lenders under the Term Loan B Facility. Following the effectiveness of the First Amendment, the Senior Credit Facilities bear interest at rates determined on the basis of either a term SOFR or a base rate plus an applicable margin. In the case of term SOFR loans under the Term Loan B Facility, such margin is 3.00%, and in the case of dollar denominated term SOFR loans under the Revolving Facility, such margin ranges from 1.75% to 2.75% based upon the Company’s Consolidated Total Leverage Ratio (as defined in the Existing Credit Agreement). The First Amendment also added J.P. Morgan SE as administrative agent with respect to the German Borrower and any other EEA Agented Borrower (as defined in the First Amendment).

No other material changes were made to the terms of the Term Loan B Facility, the Revolving Facility or the Existing Credit Agreement.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by the First Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 22, 2026, the Company issued a press release announcing closing of the Term Loan B Facility and the Revolving Facility repricing transaction described above, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and the exhibit attached to this Current Report on Form 8-K as Exhibit 99.1 are being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	First Amendment, dated as of September 21, 2026, by and among Columbus McKinnon Corporation, Columbus McKinnon EMEA GmbH, the guarantors party thereto, the banks and financial institutions party thereto, JPMorgan Chase Bank, N.A., as the Administrative Agent with respect to the Non-EEA Agented Borrower(s) and collateral agent and J.P. Morgan SE, as the Administrative Agent with respect to the EEA Agented Borrower(s).

99.1	Press release, dated September 22, 2026.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ John R. Linker
Name:	John R. Linker
Title:	Executive Vice President and Chief Financial Officer

Dated: September 22, 2026